Exhibit 2.1

               ULTRALIFE BATTERIES, INC. SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of July 19, 2001, by and among ULTRALIFE BATTERIES, INC., a Delaware corporation (the "Company"), and the purchasers listed on Schedule A attached hereto (collectively, the "Purchasers" and individually, a "Purchaser").

1.    AUTHORIZATION OF SALE OF THE SHARES

Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 1,200,000 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of the Company.

2.    AGREEMENT TO SELL AND PURCHASE THE SHARES

      2.1 Purchase and Sale

Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below) that number of Shares set forth opposite such Purchaser's name on Schedule A attached hereto.

2.2      Purchase Price

The purchase price of each Share shall be $6.25 (the "Per Share Price"). The Company shall not, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date (as defined below), without adjusting the price per Share hereunder accordingly, (i) sell Shares at a price per Share of less than the Per Share Price, or (ii) grant or issue options, warrants or any other securities that can be converted into, or otherwise exchanged for, shares of the Company's common stock at a conversion, exchange or exercise price per Share of less than the Per Share Price. In the event the Company shall, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date, sell any shares of the Company's common stock at, or grant or issue any instruments that can be converted into or otherwise exchanged for the Company's common stock (the "Subsequent Sale") exercisable at, a price per Share (the "Subsequent Purchase Price") of less than the Per Share Price, the Company shall, within ten (10) business days of the Subsequent Sale, pay to the Purchaser a cash amount equal to the number of Shares times the difference between the Per Share Price and the Subsequent Purchase Price.

3.    DELIVERY OF THE SHARES AT THE CLOSING

      (a) The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Harter, Secrest & Emery LLP, counsel to the Company, at Rochester, New York at 9:00 a.m. local time on June 28, 2001 or such other time and date as may be agreed by the parties (the "Closing Date").


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      (b) At the Closing, the Company shall authorize its transfer agent (the
"Transfer Agent") to issue to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 under the Securities Act. Within ten (10) business days of Closing, the Company will cause to be delivered to each Purchaser one certificate representing 100% of the Shares purchased by that Purchaser (the "Certificates") against delivery of payment for the Shares by the Purchasers; subject, however, to the provision that with respect to Shares purchased by State of Wisconsin Investment Board, the Company will cause to be delivered to that Purchaser one certificate representing 80% of the Shares purchased and a second certificate representing 20% of the Shares purchased. Prior to the Purchasers' delivery of payment for the Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered upon Closing to the office of the Purchasers (at the fax number indicated on the signature pages attached hereto).

      (c) The Company's obligation to complete the purchase and sale of the Shares shall be subject to the following conditions, any one or more of which may be waived by the Company:

          (i) receipt by the Company from stockholders holding rights to require the Company to register the sale of any securities owned by such holder in the Registration Statement (as defined below) of waivers of such rights (including the waiver of any notice requirements related to such rights);

          (ii) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased under this Agreement; and

          (iii) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled before the Closing.

      (d) The Purchasers' obligations to accept delivery of such stock certificates and to pay for the Shares evidenced by the certificates shall be subject to the following conditions, any one or more of which may be waived by a Purchaser with respect to such Purchaser's obligation:

          (i) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

          (ii) the Company shall have delivered to the Purchasers a certificate executed by the chairman of the board or president and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied with all the agreements and satisfied


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all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date; and

          (iii) the Company shall have delivered to Purchasers a legal opinion in substantially the form attached hereto as Exhibit A.

          (iv) the Company shall have obtained gross proceeds of at least $5,000,000 from the sale of the Shares at the Closing.

4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to the Purchasers as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

      4.1 Organization and Qualification

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

      4.2 Capitalization

      (a) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

      (b) As of May 31, 2001, the issued and outstanding capital stock of the Company consisted of 11,460,536 shares of Common Stock and no shares of Preferred Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

      (c) The Company has reserved 2,564,850 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's stock option plans.

      (d) The Company has reserved 12,500 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock and up to 120,000 shares of Common Stock for issuance upon the exercise of the warrant to be issued to H.C. Wainwright at Closing.

With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase


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shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

      4.3 Issuance, Sale and Delivery of the Shares

      (a) The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law.

      (b) The issuance of the Shares is not subject to preemptive or other similar rights. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in this Agreement.

      (c) Subject to the accuracy of the Purchasers' representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

      4.4 Financial Statements

The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

      4.5 No Material Change

Since March 31, 2001,

      (a) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

      (b) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

      (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


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The Company has no material contingent obligations.

      4.6 Environmental

Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company,

      (a) the Company is in compliance with all applicable Environmental Laws (as defined below);

      (b) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

      (c) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

      (d) under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

      4.7 No Defaults

The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

      4.8 Labor Matters

No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent.

      4.9 No Actions

There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or


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affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

      4.10 Intellectual Property

      (a) The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the "Proprietary Rights"), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

      (b) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

      (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the best knowledge of the Company, is there any reasonable basis therefor.

      (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

      (e) The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights.

      (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.


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      (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

      (h) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

      4.11 Permits

The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

      4.12 Due Execution, Delivery and Performance

      (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Shares, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and stockholders; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject;
(iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company; and (iv) will not result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.


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      4.13 Properties

The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

      4.14 Compliance

The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company.

      4.15 Security Measures

The Company takes security measures designed to enable the Company to assert trade secret protection in its non-patented technology.

      4.16 Contributions

To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

      4.17 Use of Proceeds; Investment Company

The Company intends to use the proceeds from the sale of the Shares for working capital and other general corporate purposes. The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Shares described in the proceeding sentence will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      4.18 Prior Offerings

All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

      4.19 Taxes

The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate


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reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

      4.20 Other Governmental Proceedings

To the Company's knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect the Company, which, if the subject of an action unfavorable to the Company, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company.

      4.21 Non-Competition Agreements

To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person's performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

      4.22 Transfer Taxes

On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

      4.23 Insurance

The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

      4.24 Governmental/ Regulatory Consents

No registration, authorization, approval, qualification or consent with or required by any court or governmental/ regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement.

      4.25 Securities and Exchange Commission Filings

The Company has timely filed with the Securities and Exchange Commission (the "Commission") all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act.")

      4.26 Additional Information


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The Company represents and warrants that the information contained in the following documents (the "Company Documents"), which will be provided to Purchaser before the Closing, is or will be true and correct in all material respects as of their respective final dates:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

      (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2000, December 31, 2000 and March 31, 2001;

      (c) the Company's Proxy Statement for its 2000 Annual Meeting of Shareholders; and

      (d) all other documents, if any, filed by the Company with the Commission since May 14, 2001 pursuant to the reporting requirements of the Securities Exchange Act.

      4.27 Contracts

The contracts described in the Company Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a material adverse effect on the business, properties or assets of the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts.

      4.28 No Integrated Offering

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers. The issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company's Common Stock is then traded). The Company will not make any offers or sales of any security (other than the Shares) that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company's Common Stock is then traded).


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      4.29 Listing of Shares

The Company agrees to promptly secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed and, so long as any Purchaser owns any of the Shares, shall maintain such listing of all Shares. The Company has taken no action designed to delist, or which is likely to have the effect of delisting, the Common Stock from any of the national securities exchange or automated quotation system upon which the shares of Common Stock are then listed.

      4.30 No Manipulation of Stock

The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

      5.1 Securities Law Representations and Warranties

Each Purchaser represents, warrants and covenants to the Company as follows:

      (a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

      (b) The Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in
Section 7 of this Agreement.

      (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

      (d) The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section 7.3 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement;


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provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

      (e) The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

      (f) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

      5.2 Resales of Shares

      (a) The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate

          (i) in the form of Appendix III to this Agreement;

          (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and

          (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

      (b) The Purchaser acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, the use of the prospectus forming a part of the Registration Statement (the "Prospectus," as further defined in Section
7.3.1 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus for up to thirty (30) days in any 365-day period based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. In addition, the Company shall notify each Purchaser (i) of any request by the SEC


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for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to the offering, and (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose.

      (c) The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

      5.3 Due Execution, Delivery and Performance

      (a) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

      (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

6.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

7.    FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT; COVENANTS

      7.1 Form D Filing; Registration of Shares

          7.1.1 Registration Statement; Expenses

The Company shall:

      (a) file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Securities and Exchange Commission Regulation D.

      (b) as soon as practicable after the Closing Date, but in no event later than the 30th day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1) relating to the sale of the Shares by the Purchasers from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately negotiated transactions (the "Registration Statement");

      (c) provide to Purchasers any information required to permit the sale of the Shares under Rule 144A of the Securities Act;

      (d) subject to receipt of necessary information from the Purchasers, use its best efforts to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective on or before 90 days after the Closing Date;

      (e) notify Purchasers promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

      (f) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;

      (g) promptly furnish to the Purchasers with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers;

      (h) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

      (i) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

      (j) bear all expenses (other than the expenses of a Purchaser's attorney, accountant or other consultant retained by a Purchaser) in connection with the procedures in paragraphs (a) through (i) of this Section 7.1.1 and the registration of the Shares pursuant to the Registration Statement.

          7.1.2 Delay in Effectiveness of Registration Statement

In the event that the Registration Statement is not declared effective on or before the 90th day following the Closing Date (the "Penalty Date"), the Company shall pay to each Purchaser liquidated damages in an amount equal to 0.25% of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement for each week after the Penalty Date that the Registration Statement is not declared effective.

      7.2 Transfer of Shares After Registration

Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

      7.3 Indemnification

For the purpose of this Section 7.3, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

          7.3.1 Indemnification by the Company

The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting resale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

      7.3.2 Indemnification by the Purchaser

Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

          7.3.3 Indemnification Procedure

      (a) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 or to the extent it is not prejudiced as a result of such failure.

      (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

          (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

          (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of gross proceeds received by the Purchaser from the sale of the Shares.

          7.3.4 Contribution

If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement

      (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the sale of Common Stock or

      (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 7.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint.

      7.4 Termination of Conditions and Obligations

The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the Closing Date or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

      7.5 Information Available

From the date of this Agreement through the date the Registration Statement covering the resale of Shares owned by any Purchaser is no longer effective, the Company will furnish to such Purchaser:

      (a) as soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within 90 days after the end of each fiscal year of the Company), one copy of

          (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

          (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K;

          (iii) its quarterly reports on Form 10-Q; and

          (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

      (b) upon the request of the Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

      7.6 Rule 144 Information

Until the earlier of (i) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

      7.7 Stock Option Matters and Prohibition on Toxics

      (a) To the extent the Company has not already done so, the Company shall, within thirty (30) days of the Closing Date, adopt such amendments to, with respect to (i) and (ii) below, the Company's stock option plans and By-laws, and, with respect to (iii) and (iv) below, the Company's By-laws (together, the "Stock Option Plan and By-law Amendments") to provide that, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the Company shall not:

          (i) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

          (ii) reduce the exercise price of any stock option granted under any existing or future stock option plan;

          (iii) sell or issue any security of the Company convertible, exercisable or exchangeable into shares of Common Stock, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the Common Stock at the time of conversion, exercise or exchange of such security into Common Stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or

          (iv) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell Common Stock (or any security convertible, exercisable or exchangeable into shares of Common Stock ("Common Stock Equivalent")) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be ("Equivalent Price")) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of Common Stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of Common Stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the "Fixed Price") in the event that the Company, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of Common Stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

          (v) The Stock Option Plan and By-law Amendments may not be further amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders. Upon the adoption of the Stock Option Plan and By-law Amendments, the Company shall promptly furnish a copy of such amendments to the Purchasers. The Company agrees that, prior to the adoption of the Stock Option Plan and By-law Amendments by all necessary corporate action of the Company as described above, the Company shall not conduct any of the actions specified in (i), (ii),
(iii) or (iv) above of this Section 7.7.

8.    LEGAL FEES AND OTHER TRANSACTION EXPENSES

      8.1.1 [For the Purchaser known as State of Wisconsin Investment Board]: At the Closing, the Company agrees to pay a flat fee of $5,000 to the State of Wisconsin Investment Board for their legal and other transaction expenses (whether internal or external) arising in connection with the transactions contemplated by this Agreement.

      [For the remaining Purchasers listed on Schedule "A" attached hereto and made a part hereof.]: The Company and each Purchaser shall be responsible for their own legal and other transaction expenses (whether internal or external) arising in connection with the transactions contemplated by this Agreement.

9.    BROKER'S FEE

The Purchasers acknowledge that the Company intends to pay to H.C. Wainwright & Co., Inc., the placement agent, a fee in respect of the sale of the Shares to certain of the Purchasers that will consist of $200,000 and a five-year warrant to purchase for $6.25 per share up to that number of shares of the Company's Common Stock as equals 10% of the Shares purchased pursuant to this Agreement. The Purchasers also acknowledge that the Company intends to pay to Kimelman & Baird LLC a cash fee equal to 5% of the amount raised through the sale of the Shares to certain of the Purchasers affiliated with Kimelman & Baird LLC. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing by the Company to H.C. Wainwright & Co., Inc. and Kimelman & Baird LLC or any other person or firm acting on behalf of the Company hereunder, and each Purchaser, severally and not jointly, shall indemnify and hold harmless the Company from and against all fees, commissions or other payments owing by such Purchaser to any person or firm acting on behalf of such Purchaser.

10.   NOTICES

All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

      (a) if to the Company, to:

                                Ultralife Batteries, Inc.
                                2000 Technology Parkway
                                Newark, New York  14513
                                Attention: Robert W. Fishback

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

      (b) if to a Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

11.   MODIFICATION; AMENDMENT

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of the Purchasers.

12.   TERMINATION

This Agreement may be terminated as to any Purchaser, at the option of such Purchaser, if the Closing has not occurred on or before thirty (30) days from the date of this Agreement.

13.   HEADINGS

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.   SEVERABILITY

If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

15.   GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America. The parties hereto hereby submit to the jurisdiction of the courts of the State of Wisconsin, or of the United States of America sitting in the State of Wisconsin, over any action, suit, or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right of the Purchaser to serve process in any manner permitted by law or limit the right of the Purchaser to bring proceedings against the Company in the competent courts of any other jurisdiction or jurisdictions.

16.   NO CONFLICTS OF INTEREST.

The Company represents, warrants, and covenants that, to the best of its knowledge, no trustee or employee of the State of Wisconsin Investment Board identified on the attached list, either directly or indirectly (a) currently holds, except as may be specifically set forth below, a personal interest in the Company or any of its affiliates (together, the "Entity") or the Entity's property or securities, or (b) will, in connection with the investment made pursuant to this Agreement, receive (i) a personal interest in the Entity or the Entity's property or securities or (ii) anything of substantial economic value for his or her private benefit from the Entity or anyone acting on its behalf. As to ownership of an interest in the Entity's publicly traded securities, "knowledge" hereunder is based on an examination of record holders of the Entity's securities and actual knowledge of the undersigned.

17.   COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

      IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                       ULTRALIFE BATTERIES, INC.

                       BY: /s/ Robert W. Fishback, Vice President of Finance

                       PURCHASERS

                       The Purchasers set forth on SCHEDULE "A" attached hereto have executed this Share Purchase Agreement.

                                   SCHEDULE A

               ULTRALIFE BATTERIES, INC. SHARE PURCHASE AGREEMENT

                                  JULY 19, 2001

1.  State of Wisconsin Investment Board                          670,000 shares
         Lake Terrace
         121 East Wilson Street
         PO Box 7842
         Madison, WI  53707

2.  Kimelman & Baird,  LLC, as agent for                         400,000 shares
         those Investors set forth on Schedule 1
         attached hereto - shares to be issued to the Investors set forth on Schedule 1
         100 Park Avenue, Suite 2120
         New York, NY 10017

3.  Fraser Management Associates, as agent for                    20,000 shares
         those Investors set forth on Schedule 2
         attached hereto - shares to be issued to the Investors set forth on Schedule 2
         Box 494
         309 S. Willard Street
         Burlington, VT 05402

                                   SCHEDULE 1

                              KIMELMAN & BAIRD, LLC
                           100 Park Avenue, Suite 2120
                            New York, New York 10017
       Tel: 212-686-0021                              Fax: 212-779-9603

                                                                  Number of
     Purchaser Name and Address                                    Shares
     --------------------------                                    ------

First Trust as trustee for                                         22,000
Sheila Baird SERP
100 Park Avenue
Suite 2120
New York, NY 10017

Weiss, Peck & Greer as trustee for                                 10,000
Sheila Baird IRA
100 Park Avenue
Suite 2120
New York, NY 10017

Weiss, Peck & Greer as trustee for                                 16,000
Murray Berliner Sep IRA
200 Winston Drive
Cliffside Park, NJ 07010

Weiss, Peck & Greer as trustee for                                  4,000
Stephan Bermas IRA
9 Shelter Bay Drive
Great Neck, NY 11024

William A. Birnbaum                                                16,000
1060 Lake Avenue
Greenwich, CT 06831

William Birnbaum &                                                 16,000
Kathleen Birnbaum
1060 Lake Avenue
Greenwich, CT 06831

                                   Schedule 1
                                   (Continued)

                                                                  Number of
     Purchaser Name and Address                                    Shares
     --------------------------                                    ------

Harris J. Bixler                                                   16,000
62 Bayside Road
Northport, ME 04849

Weiss, Peck & Greer as trustee for                                  4,000
John V. Brennan IRA
83 Eton Road
Garden City, New York  11530

Weiss, Peck & Greer as trustee for                                  8,000
Julie Connelly IRA
410 East 57th Street
New York, NY 10022

Katharine Crossgrove                                                8,000
133A Farnham Avenue
Toronto, Ontario M4V 1H7
Canada

Daeg Partners, LLP                                                 92,000
100 Park Avenue
Suite 2120
New York, NY 10017

Donna Darnell                                                       4,000
6 Skysail Drive
Corona Del Mar, CA 92625

Tirone E. David, M.D.                                              12,000
100 Dunvegan Road
Toronto, Ontario MV4 2P7
Canada

Weiss, Peck & Greer as trustee for                                  8,000
John W. Dewey, IRA
706 Commen Road
Waitsfield, VT 05673

                                   Schedule 1
                                   (continued)

                                                                  Number of
     Purchaser Name and Address                                    Shares
     --------------------------                                    ------

Weiss, Peck & Greer as trustee for                                  8,000
John Dorman IRA
44 Fairmount Road
Ridgewood, NJ 07450

Weiss, Peck & Greer as trustee for                                  8,000
Joan Ellenbogen IRA
142 West 57th Street
New York, NY 10019

Weiss, Peck & Greer as trustee for                                  4,000
Marcia Goldstein IRA
142 West 57th Street
New York, NY 10019

Martha Grant                                                        8,000
150 Bessborough Drive
Toronto Ontario M4G 3J6
Canada

Claire S. Gulamerian                                                8,000
Living Trust dtd 6/7/96
32 Gramercy Park South
New York, NY 10003

Ingolstadt Ltd. BVI                                                16,000
c/o Kimelman & Baird LLC
100 Park Avenue
New York, NY 10017

Oscar Lascano                                                       4,000
12 Cross Road
Brookfield, CT 06805

                                   Schedule 1
                                   (continued)

                                                                  Number of
     Purchaser Name and Address                                    Shares
     --------------------------                                    ------

Weiss, Peck & Greer as trustee for Stanley Mailman IRA              4,000
350 Central Park West
New York, NY 10025

Barbara V. May                                                      4,000
7 Dusty Hollow Lane
Dorset, VT 05251

Weiss, Peck & Greer as trustee for                                 16,000
Bernadette Murphy IRA
100 Park Avenue
Suite 2120
New York, NY 10017

Joan Nazarro                                                        4,000
200 Old Palisade Road
Apt. #26D
Fort Lee, NJ 07024

1004050 Ontario Inc.                                                4,000
c/o Pauline Scott
505 Island Park Drive
Ottawa Ontario K1Y 0B4
Canada

Arthur Panoff                                                       8,000
c/o Donow McMullen & Panoff
271 Madison Avenue
New York, NY 10016

Patricia C. Remmer                                                 16,000
Revocable Trust dtd 7/22/92
5000 Sawgrass Village Circle
Ponte Verda Beach, FL 32082

                                   Schedule 1
                                   (continued)

                                                                  Number of
     Purchaser Name and Address                                    Shares
     --------------------------                                    ------

Patricia C. Remmer                                                  4,000
1995 Charitable Lead Trust
Susan R. Ryzewic ttee
5000 Sawgrass Village Circle
Suite 2
Ponte Verda Beach, FL 32082

The Remmer Family Foundation                                        4,000
c/o Susan R. Ryzewic
5000 Sawgrass Village Circle
Suite 2
Ponte Verda Beach, FL 32082

Weiss, Peck & Greer as trustee for                                  8,000
Dorothy Rivkin IRA
211 East 70th Street
Apt. #7G
New York, NY 10021

Maurice Schlossberg &                                               8,000
Amy Schlossberg
4151 S. Melpomene Way
Tucson, AZ 85730

Weiss, Peck & Greer as trustee for                                  4,000
Mary Simmons IRA
110 East 87th Street
Apt. #4B
New York, NY 10128

Weiss, Peck & Greer as trustee for                                 16,000
Richard R. Stebbins IRA
20 West 86th Street
New York, NY 10024

Sara Tough                                                          4,000
25 Birchwood Avenue
Willowdale Ontario M2L 1M4
Canada

Weiss, Peck & Greer as trustee for                                  4,000
Leon Zeff IRA
177 19th Street
Oakland, CA 94612

                                   Schedule 2

     Purchaser Name and Address                          Number of Shares
     --------------------------                          ----------------

          Charles W. Phillips                                 10,000
              P.O. Box 183
            Derby-Gore Road
            Morgan, VT 05853

           Richard F. Morton                                   5,000
     220 S. Collier Blvd Apr. 1404
         Marco Island, FL 34145

             Neal P. Brooks                                    5,000
            P.O. Box 900160
        Homestead, FL 33090-0160

                                    EXHIBIT A

                                 [LOGO OMITTED]

                           HARTER SECREST & EMERY LLP
                           --------------------------
                            ATTORNEYS AND COUNSELORS

                                  July 19, 2001

To the Purchasers of Common Stock
of Ultralife Batteries, Inc. Listed on
Exhibit A Attached Hereto

Ladies and Gentlemen:

We have acted as counsel to Ultralife Batteries, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale to you of 1,090,000 shares of the Company's Common Stock (the "Shares") pursuant to the Ultralife Batteries, Inc. Share Purchase Agreement dated as of July 19, 2001 between the Company and each of the Purchasers listed on Exhibit A hereto (the "Agreement"). We are rendering this opinion pursuant to Section 3(d)(iii) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties as well as contained in certificates of officers of the Company, and originals or copies, certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who have performed legal services for the Company and
(ii) such other investigation, if any, that we specifically set forth herein.

Based upon and reliance on the foregoing, and subject to the assumptions and qualifications hereinafter set forth, we are of the opinion that:

      1. The Company is a corporation duly incorporated and, as of June 26, 2001, validly existing and in good standing under the laws of the State of Delaware. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions where the character of the property owned or leased by it, or the nature of the activities conducted by it, make such licensing or qualification necessary, except where failure to so qualify would not have a material adverse effect on the Company's results of operations. As

                           HARTER SECREST & EMERY LLP
                           --------------------------
                            ATTORNEYS AND COUNSELORS
of June 18, 2001, the Company is duly qualified to do business and in good standing as a foreign corporation under the laws of the State of New York. The foregoing opinions are given solely on the basis of certificates of appropriate state agencies in the states of Delaware and New York. In determining appropriate state agencies we have relied, without further inquiry, on the advice of CT Corporation System and Accelerated Information Document & Filing, Inc. as to those agencies from which certificates should be received. The foregoing opinion is limited to the meaning ascribed to such certificates by each applicable state agency.

      2. The Company has the corporate power and authority to own or lease its properties and operate its business as now conducted, and to execute, deliver and perform its obligations under the Agreement.

      3. The Company's execution and delivery of, and its performance of its obligations under the Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement has been duly executed and delivered by the Company.

      4. The Agreement is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      5. The Company's execution and delivery of, and the Company's performance of its obligations under, the Agreement do not on this date (a) conflict with or result in a breach of any provision of the Restated Certificate of Incorporation, as amended, or By-laws, as amended, of the Company, or (b) violate any existing law, rule, regulation or ordinance applicable to the Company and affecting the enforceability of the Agreement, or (c) to our actual knowledge without independent investigation (i) result in a breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon any of the assets of the Company pursuant to any agreement or instrument to which the Company is a party or by which the Company or its assets is bound (assuming the laws of each jurisdiction governing such agreement or instrument are the same as the laws of the State of New York) or (ii) violate any existing judgment, order, writ, injunction or decree expressly applicable to the Company.

      6. To our actual knowledge, without independent investigation, there is no action, suit or proceeding pending, or overtly threatened by written communication, against the Company or expressly affecting it or its assets, where an unfavorable decision, ruling or finding would materially adversely affect the validity or enforceability of the Agreement, or the business, operations, properties, or financial condition of the Company except as disclosed in the Schedule of Exceptions to the Agreement and in the Company's Form 10-Q for the quarter ended March 31, 2001.

      7. As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Relying solely on the certification of American Stock Transfer & Trust Company, the issued and outstanding capital stock of the Company as of June 20, 2001 consists of 11,460,936 shares of Common

                           HARTER SECREST & EMERY LLP
                           --------------------------
                            ATTORNEYS AND COUNSELORS

Stock and no shares of Preferred Stock. The sale, issuance and delivery of the Shares pursuant to the Agreement have been duly authorized by all necessary corporate action on the part of the Company. When issued, delivered and paid for in accordance with the terms of the Agreement, the Shares will be validly issued, fully paid and non-assessable and free of any pre-emptive or similar rights.

      8. Assuming the accuracy of the representations and warranties of the Purchasers set forth in the Agreement, the offer and sale of the Shares by the Company to the Purchasers is exempt from the registration requirements of the Securities Act, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D, and the qualification and registration requirements of all applicable state securities and "blue sky" laws.

      9. All consents, approvals, authorizations, or orders of, and filings, registrations and qualifications with or required by any regulatory or governmental body or authority in the United States necessary for the issuance by the Company of the Shares as contemplated by the Agreement, have been made or obtained, except for (i) the filing of a Form D pursuant to Securities and Exchange Commission Regulation D, (ii) the filing of a Form D with the Securities Commissioners of those states where the Purchasers reside, and (iii) the filing of a Notice of Listing of Additional Shares with NASDAQ.

      The foregoing opinions are subject to the following qualifications and are based upon the following further assumptions:

      (A) We have assumed, without any investigation, with respect to each party thereto other than the Company (i) the full capacity, power and authority of such party to execute, deliver and perform the Agreement, (ii) the due execution and delivery of the Agreement by such party, and (iii) the legality, validity and binding effect of the Agreement with respect to such party.

      (B) We have assumed without any investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or telestatic copies, and the authenticity and completeness of the originals of such copies.

      (C) The foregoing opinions are subject to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and/or similar laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance provisions under applicable laws and (ii) equitable, constitutional and public policy limitations (regardless of whether considered in a proceeding in equity or at law).

      (D) With respect to the performance by the Company of its obligations under the Agreement with respect to the registration of the Shares, we have assumed compliance by the Company at the time of such performance with the registration requirements of the Securities Act and with applicable state securities laws, and we disclaim any opinion as to the validity or enforceability of the indemnification provisions of the Agreement.

      (E) We express no opinion with respect to the effect of any law other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United

                           HARTER SECREST & EMERY LLP
                           --------------------------
                            ATTORNEYS AND COUNSELORS

            States, irrespective of any choice of law provisions which may be contained in the Agreement.

      This opinion is rendered solely to you and is intended solely for your benefit in connection with the transaction described in this opinion, and may not be relied upon, referred to or otherwise used by you for any other purpose, or by any other person or entity.

                                                 Very truly yours,

                                                 /s/ HARTER, SECREST & EMERY LLP

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

SECTION 4.6 Environmental.

      As disclosed in the Company's Form 10-K for the fiscal year ended June 30, 2000, in connection with the Company's purchase/lease of its Newark, New York facility, a consulting firm performed a Phase I and II Environmental Site Assessment which revealed the existence of contaminated soil around one of the Company's buildings. The Company retained an engineering firm which estimated that the cost of remediation should be in the range of $230,000; however, there can be no assurance that this will be the case. In February 1998, the Company entered into an agreement with a third party which provided that the Company and the third party would retain an environmental consulting firm to verify the existence of the contaminants and further delineate the nature of the environmental concern. A voluntary investigation work plan of the site to fully characterize the nature and extent of the contamination that was found during a Phase II investigation is underway. The third party has agreed to reimburse the Company for 50% of the cost associated with remediating the environmental concern. There can be no assurance that the Company will not face claims resulting in substantial liability which would have a material adverse effect on the Company's business, financial condition and results of operations in the period in which such claims are resolved.

Section 4.9 No Action.

      As disclosed in the Company's Report on Form 10-Q for the quarter ended March 31, 2001, in August 1998, the Company, its Directors, and certain underwriters were named as defendants in a complaint filed in the United States District Court for the District of New Jersey by certain shareholders, purportedly on behalf of a class of shareholders, alleging that the defendants, during the period April 30, 1998 through June 12, 1998, violated various provisions of the federal securities laws in connection with an offering of 2,500,000 shares of the Company's Common Stock. The complaint alleged that the Company's offering documents were materially incomplete, and as a result misleading, and that the purported class members purchased the Company's Common Stock at artificially inflated prices and were damaged thereby. Upon motion made on behalf of the Company, the Court dismissed the shareholder action, without prejudice, allowing the complaint to be refiled. The shareholder action was subsequently refiled, asserting substantially the same claims as in the prior pleading. The Company again moved to dismiss the complaint. By Opinion and Order dated September 28, 2000, the Court dismissed the action, this time with prejudice, thereby barring plaintiffs from any further amendments to their complaint and directing that the case be closed. Plaintiffs filed a Notice of Appeal to the Third Circuit Court of Appeals, the parties submitted their briefs, and oral argument, originally scheduled for the week of May 21, 2001, has been suspended pending further discussions with the Court. The Company believes that the litigation is without merit and will continue to defend it vigorously. The amount of alleged damages, if any, cannot be quantified, nor can the outcome of this litigation be predicted. Accordingly, management cannot determine whether the ultimate resolution of this litigation could have a material adverse effect on the Company's financial position and results of operations.

                                    EXHIBIT C

              TRUSTEES OF THE STATE OF WISCONSIN INVESTMENT BOARD

Jon D. Hammes                                         Wayne McCaffery
John Petersen III                                     George F. Lightbourn
Eric O. Stanchfield                                   James R. Nelsen
Andrea Steen Crawford                                 William R. Sauey
James A. Senty

RELEVANT EMPLOYEES OF THE STATE OF WISCONSIN INVESTMENT BOARD

All Transactions

Patricia Lipton            Executive Director
Joseph Gorman              Chief Investment Officer - Equities
Keith Johnson              Chief Legal Counsel
Teresa Lau                 Assistant Legal Counsel
Cynthia Richson            Assistant Legal Counsel
Jon Traver                 Chief Investment Officer - Fixed Income

For Real Estate Transactions

Robert Severance           Investment Director
Chuck Carpenter            Assistant Investment Director
Dave Lewandowski           Investment Officer
Steve Spiekerman           Investment Officer

For Private Placement Loans

Jim Gannon                 Investment Director
Eve Hennessee              Portfolio Manager
Monica Jaehnig             Portfolio Manager

For Private Placement Funds & Equity Investments

Jim Gannon                 Investment Director
Jon Vanderploeg            Portfolio Manager
Carrie Thome               Assistant Portfolio Manager
Tom Olson                  Investment Officer

or Non-traditional Investments

Mike Wagner                Investment Director
Tom Drake                  Securities Analyst

For Small Cap Portfolio Direct Placements

John Nelson                Investment Director
Chad Neumann               Assistant Portfolio Manager
Jackie Doeler              Securities Analyst
Mark Traster               Securities Analyst
Dan Kane                   Securities Analyst

                                   APPENDIX I

                           ULTRALIFE BATTERIES, INC.

                         STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:
                      -----------------------------------------------------

2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:
                                                 --------------------------

3. The mailing address of the Registered Holder listed in response to item 1 above:
                      -----------------------------------------------------

                      -----------------------------------------------------

                      -----------------------------------------------------

                      -----------------------------------------------------

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:
                                                 --------------------------

                                   APPENDIX II

                            ULTRALIFE BATTERIES, INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

5. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

      -----------------------------------------------------------------------

6. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

      -----------------------------------------------------------------------

7. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

         _____ Yes         _____ No

If yes, please indicate the nature of any such relationships below:

      -----------------------------------------------------------------------

      -----------------------------------------------------------------------

      -----------------------------------------------------------------------

      -----------------------------------------------------------------------

                                  APPENDIX III

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, an officer of, or other person duly authorized by

--------------------------------------------------------------------------------
              [fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement number 333-________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

--------------------------------------------------------------------------------

Name of Individual representing Purchaser (if an Institution)

--------------------------------------------------------------------------------

Title of Individual representing Purchaser (if an Institution):

--------------------------------------------------------------------------------

Signature:

Individual Purchaser or Individual representing Purchaser:

--------------------------------------------------------------------------------